SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                  May 14, 2001
            --------------------------------------------------------
                Date of Report (Date of earliest event reported)


            Common Goal Health Care Pension and Income Fund, L.P. II
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                    0-21604                 36-3644837
----------------------------    -----------------------    ------------------
(State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                    Identification No.)



          1100 Ocean Shore Blvd., Suite 10, Ormond Beach, Florida 32176
          -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



                                 (904) 441-6633
                         -------------------------------
                         (Registrant's telephone number)

ITEM 5.  OTHER EVENTS.

Common Goal Health Care Pension and Income Fund, L.P. II (the "Partnership") holds ten mortgage loans, consisting of second and third positions, secured by properties owned by affiliated entities (the "St. Catherine's Care Centers"). The maturity date of the senior debt secured by the St. Catherine's Care Centers' properties (the "Senior Debt"), as well as the Partnership's mortgage loans, was April 20, 2001.

The St. Catherine's Care Centers have reached an agreement with the senior lender regarding the principal terms of the refinancing of the Senior Debt. The refinanced Senior Debt will have a term of three years with a fixed interest rate of 8.25% (the "Senior Debt Rate"). The St. Catherine's Care Centers and the senior lender are in the process of documenting the refinancing. The Partnership is likewise in the process of documenting an agreement with the St. Catherine's Care Centers providing for the extension of the maturity dates of all the
Partnership's outstanding loans to the St. Catherine's Care Centers. The maturity dates will coincide with the maturity date of refinanced Senior Debt (which is expected to be on or about April 20, 2004). Under the terms of the Partnership's extension, the interest rate on its loans will be equal to, in the case of the second mortgage loans, 9.75% (or 1.5% above the Senior Debt Rate) and, in the case of the third mortgage loans, 10.75% (or 2.5% above the Senior Debt Rate). The aggregate principal amount of the refinanced second and third mortgage loans held by the Partnership, assuming the refinancings are consummated as of May 21, 2001, will be $1,250,000. The Partnership intends to require the St. Catherine's borrowers to pay extension fees totaling approximately $10,500. The Partnership anticipates that accrued late interest and fees with respect to the third mortgages totaling approximately $69,000, as well as the extension fees, will be paid through delivery of a promissory note that will have an interest rate of 7% per year and amortize over the next twelve months.

Although the Managing General Partner expects that the St. Catherine's Care Centers will be able to finalize the refinancing of the senior debt secured by their properties, there can be no assurance that such refinancing will occur as anticipated. Furthermore, in the event that the refinancing of the senior debt is not completed as anticipated, the holder of the first mortgage would have remedies available to it including a forced sale of the St. Catherine's Care Centers' properties. Although the Managing General Partner believes that such properties provide sufficient collateral to support the Partnership's mortgage loans as well as the Senior Debt and thus expects the Partnership to collect all principal and accrued interest on such loans, there can be no assurance that, in the event of a forced sale of the properties, the Partnership would receive payment of all principal and interest due. The facilities underlying the Partnership's loans were leased to an unaffiliated third party in November 1998 (the "Lessee"). The Lessee continues to lease the facilities. The Lessee did not assume the St. Catherine's Loans.

                                    SIGNATURE


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                      COMMON GOAL HEALTH CARE PENSION AND INCOME FUND L.P. II

                      By:    Common Goal Capital Group, Inc., II
                             Managing General Partner


                      By:    /s/  ALBERT E. JENKINS, III
                             ---------------------------------------
                             Albert E. Jenkins, III, President
                             (Chief Executive Officer)


Dated: May 15, 2001